NEWS RELEASE

Exhibit 99.2

Alternative Energy Sources Inc.
310 W. 20th St., Kansas City, MO 64108
(816) 842-3835 or (866) 496-3835

Media contact: Susan Pepperdine (913) 262-7414 or susan@pepperdinepr.com

Alternative Energy Sources to Present at Stock Day Conference in Germany

KANSAS CITY, Mo., Feb. 20, 2007 (PRIME NEWSWIRE) — Kansas City-based Alternative Energy Sources Inc. (OTC Bulletin Board: AENS.OB) announced today that its CEO will appear at the Stock Day Resources Spring 2007 Conference and Third Rohstoffmesse, March 16-18 at Messegelände Killesberg, a theme park in Stuttgart, Germany. Value Relations GmbH is the conference sponsor.

Giving an investment presentation will be Mark Beemer, chief executive officer and chairman of the board of AENS. The company will also have an exhibit at the conference.

Since mid-August AENS has announced plans to build ethanol plants in Ogden, Iowa, and in Kankakee, Ill., and Greenville, Ill.

#

AENS is developing "greenfield" sites, including constructing, owning and operating fuel-grade ethanol plants. For information: www.aensi.com.

Forward-Looking Statements: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, These statements are based on management's expectations, estimates, projections and assumptions. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and similar words in connection with any discussion of future operating or financial performance. Forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed including, but not limited to, our inability to secure or generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC filings. Any forward-looking statements speak only as of the date of this release. We assume no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the release date.